Exhibit 99.2

GameStop Announces At-The-Market Equity Offering Program

Company Can Sell Up to 3.5 Million Shares and Intends to Use Any Proceeds to Further Accelerate Transformation and Strengthen Balance Sheet

Grapevine, Texas (April 5, 2021) – GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced that it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”), under which it may offer and sell up to a maximum of 3,500,000 shares of its common stock (the “Common Stock”) from time to time through an “at-the-market” equity offering program (the “ATM Offering”). The Company intends to use the net proceeds from any sales of its Common Stock under the ATM Offering to further accelerate its transformation as well as for general corporate purposes and further strengthening its balance sheet. The timing and amount of any sales will be determined by a variety of factors considered by the Company.

Common Stock will be offered through Jefferies LLC (“Jefferies”), which is serving as the sales agent. Jefferies may sell Common Stock by any lawful method deemed to be an “at-the-market offering” defined by Rule 415(a)(4) of the Securities Act of 1933, as amended, including without limitation, sales on any existing trading market. Sales may be made at market prices prevailing at the time of a sale or at prices related to prevailing market prices. As a result, sales prices may vary.

GameStop’s prospectus supplement filed today supplements information contained in the accompanying prospectus contained in the shelf registration statement on Form S-3 (File No. 333-251197) for the offering of Common Stock. Potential investors should review the prospectus, the prospectus supplement and all other related documents that GameStop has filed with the SEC for complete corporate information, including information pertaining to the ATM Offering and the risks associated with investing in the Company. Investors can obtain copies of the prospectus supplement and the accompanying prospectus by visiting the SEC’s website at www.sec.gov. Alternatively, potential investors may contact Jefferies, who will arrange to provide them these documents, at: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022; by phone at (877) 821-7388; or by e-mail at Prospectus_Department@Jefferies.com.

Please note that this press release is for informational purposes only and it does not represent an offer to sell or the solicitation of an offer to buy any of the Company’s Common Stock. In no event will the Company sell more than 3,500,000 shares of Common Stock under the ATM Offering, and aggregate gross proceeds will not exceed $1,000,000,000. There will be no sale of Common Stock in any jurisdiction in which one would be unlawful.

About GameStop

GameStop, a Fortune 500 company headquartered in Grapevine, Texas, is a leading specialty retailer offering games and entertainment products through its e-commerce properties and thousands of stores.

Cautionary Statement Regarding Forward-Looking Statements – Safe Harbor

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally, including statements about the ATM Offering and the use of proceeds therefrom, include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the SEC including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed with the SEC on March 23, 2021. All filings are available at www.sec.gov and on the Company’s website at www.GameStop.com.

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Contacts

GameStop Investor Relations

817-424-2001

investorrelations@gamestop.com

GameStop Public Relations

Joey Mooring

joeymooring@gamestop.com

or

Profile

Greg Marose / Charlotte Kiaie

gamestop@profileadvisors.com

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